Exhibit 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Webster Financial Corporation on Form S-4 of our report dated January 20, 1998, on our audits of the consolidated financial statements of Mechanics Savings Bank and subsidiaries as of December 31, 1997 and for each of the two years in the period then ended, which report is included in the 1998 Annual Report on Form 10-K of MECH Financial, Inc., which is incorporated by reference herein. We also consent to the reference to us under the heading "Experts" in such registration statement.


                                      /s/ PricewaterhouseCoopers LLP


Hartford, Connecticut
March 24, 2000